UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2019 (June 21, 2019)

CORELOGIC, INC.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Pacifica, Irvine, California	92618-7471
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 214-1000
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:             Trading symbol(s)        Name of exchange on which registered
Common Stock, $0.00001 par value    CLGX                The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2019, CoreLogic, Inc. (the “Company”) issued a press release announcing that its Board of Directors (the “Board”) has expanded the size of the Board from eleven directors to twelve directors and appointed
J. Michael Shepherd to the Board, effective July 21, 2019. The full text of the press release is attached hereto as Exhibit 99.1. The Board has also appointed Mr. Shepherd to serve as a member of the Nominating and Corporate Governance Committee of the Board.

There are no arrangements or understandings between Mr. Shepherd and any other persons pursuant to which he was selected as a director, nor does not he have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Shepherd will participate in the current director compensation arrangements applicable to non-employee directors as disclosed in the “Director Compensation” section of the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 19, 2019. The Company will also enter into an indemnification agreement with Mr. Shepherd in the form attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement (Directors and Officers)
99.1	Press Release dated June 25, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CoreLogic, Inc.
(Registrant)

Date:	June 25, 2019	By:	/s/ Frank D. Martell
		Name:	Frank D. Martell
		Title:	President and Chief Executive Officer